EXHIBIT  10.03


                              CONSULTING  AGREEMENT


     This  Agreement  ("Agreement"),  made  as of the day of June 4, 2001 by and
between  KIDS     STUFF, INC., a Delaware corporation (the "Company") and PERSIA
CONSULTING  GROUP,  INC.,     a  New  York  Corporation  (the  "Consultant")

                                   WITNESSETH

     WHEREAS, the Consultant will provide general consulting services to the Company in regard to capital markets, corporate finance, investor and public relations on an non-accountable and non-exclusive basis.

     WHEREAS, the Company desires to secure the services of Consultant on the terms and conditions hereinafter set forth.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:

     1.  Capital  Markets,  Corporate  Finance,  Investor  and  Public Relations
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Advise  and  Services  on  a  non-exclusive  basis
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1.1  The  Company  will  utilize  the  Consultant  to provide general consulting services  and  to  advise  the  Company for a period of twenty four (24) months.

1.2  Consultant's  Compensation.  The  Company  shall  pay  the  Consultant
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(a)  A  cash  fee equal to US$48,000 payable over the course of twenty four (24)
months. Beginning November __, 2001 the Company, at its discretion, shall make twenty four (24) monthly payments of US$2,000.00 or eight (8) quarterly payments of US$ 6,000.

(b) Upon signing of this agreement ("Agreement") the Company will issue the Consultant a restricted stock certificate (the "Certificate") in the amount of five hundred thousand (500,000) shares of the Company's common stock. The Certificate and the shares, which it represents, shall have demand "piggyback" registration rights in the first or next registration statement prepared and filed by the Company, subsequent to the date of this Agreement. In the event that the Company does not file a registration statement or fails to include these shares in a prepared registration statement, then the Certificate shall fall under Rule 144 of the Securities and Exchange Commission Act of 1933. The Certificate shall be delivered to the Consultant within seven (7) business days of the signing of this Agreement. The Certificate shall be in name to be determined u the Consultant and delivered to the following address:

               Persia  Consulting  Group,  Inc.
               Attention:  Hamid  Fashandi
               24  West  96th  Street,  Suite  4F
               New  York,  NY  10025
               (212)  749-4990

2.  Miscellaneous
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2.1  Benefit This Agreement is made solely for the benefit of the Consultant and
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the  Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act and their respective successors and assigns, no other person may acquire or have any right under or by any virtue of this Agreement including, without limitation, the holders of any Securities. The term "successor" and the terms "Successor and assigns" as used in this Agreement shall not include any purchasers as such of any of the securities.

2.2  Governing  Law  The  validity,  interpretation  and  construction  of  this
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Agreement  will  be  governed by the la3ws of the State of New York. The parties
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further  agree  that  any action between them shall be heard in New York County,
New York and express consent to the jurisdiction and venue of the Supreme Court of New York, and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

2.3  Counterparts  This Agreement may be executed in any number of counterparts,
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each  of  which  may  be  deemed  an  original  and  all  of which together will constitute  one  and  the  same  instrument.

2.4  Confidential Information All confidential financial or business information
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(except  publicly  available  or  freely usable material otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

2.5  Financial  Advisors  The  parties  acknowledge  that the Company has or may
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retain financial and other advisors in connection with this transaction or other business matters (the "Advisors) and the Company agrees to indemnify and hold the Consultant harmless for any fee and expenses of the Advisors.

2.6  Hold Harmless The Company recognizes that the Consultant shall use its best
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efforts to advise and service the Company with regard to the Company's need. The
Company also recognizes that the Consultant is working in a "best efforts" basis and therefore no guarantees, representations or promises may be made as to performance and indemnify the Consultant from any legal proceedings against the Consultant by the Company or any of its management, shareholders or other entities with regard to the Agreement, services and advise performed by the Consultant.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first written above.

"THE  COMPANY"
KIDS  STUFF,  INC.

By:
Name:  William  Miller
Title:  Chairman  and  Chief  Executive  Officer

"THE  CONSULTANT"
PERSIA  CONSULTING  GTOUP,  INC.
By:
Name:  Hamid  Fashandi
Title:  President  and  Chief  Executive  Officer